Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces Operating Results for the Second Quarter 2015

New York, New York, August 7, 2015 - New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the "Company"), a real estate investment trust (“REIT”) focused on acquiring, owning and operating commercial real estate located in New York City, announced today its financial and operating results for the second quarter ended June 30, 2015.

Select Second Quarter Highlights

•
Appointed Randolph C. Read as Non-Executive Chairman of NYRT's Board of Directors (the "Board"), succeeding William M. Kahane, NYRT's former Executive Chairman, who will continue to serve as a director.

•	Announced a share repurchase plan for up to $150 million of NYRT’s common stock.

•	Engaged Cushman & Wakefield and Holiday Fenoglio Fowler to explore the sale of five of NYRT's non-core assets as part of the Company’s efforts to focus on high quality Manhattan real estate.

•	Executed a 34,000 square foot office lease with Gap at 1440 Broadway.

•	Signed three office leases for NYRT's pro rata share of approximately 50,000 square feet at Worldwide Plaza, bringing the occupancy rate for office space at that property to 100%.

Results for the Quarter Ended June 30, 2015

•
Generated Core FFO of $23.5 million (or $0.14 per fully diluted share) for the second quarter 2015, compared to $21.8 million (or $0.13 per fully diluted share) in the second quarter 2014, an 8% year-over-year increase per share.

•
Realized AFFO of $20.8 million (or $0.12 per fully diluted share) for the second quarter 2015, compared to $18.2 million (or $0.11 per fully diluted share) in the second quarter 2014, a 9% year-over-year increase per share.

•	Increased Cash NOI to $32.3 million from $26.3 million in the second quarter 2014, a 23% year-over-year increase.

•	Recorded Same Store Cash NOI for the second quarter 2015 of $27.6 million compared to $24.6 million in the second quarter 2014, a year-over-year increase of 12%.

•	Reported total occupancy of 97.2% at June 30, 2015, compared to 93.6% total occupancy at June 30, 2014 and 95.2% as of March 31, 2015.

•	Rental rates on replacement leases increased 33% on a cash basis and 27% on a GAAP basis.

•
Annualized Adjusted Cash NOI for the second quarter 2015, which excludes the impact of free rent, was $136.8 million. Excluding the Viceroy Hotel, Annualized Adjusted Cash NOI was $130.6 million for the second quarter 2015.

•
Net loss attributable to stockholders was $8.7 million (or $0.05 per basic and fully diluted share) for the second quarter 2015, which includes deductions of $22.2 million for depreciation and amortization.

Michael Happel, Chief Executive Officer and President of NYRT, said “We continue to have very strong operating results in our portfolio. During the second quarter, our same store cash NOI increased 12% year-over-year, our releasing spreads on replacement leases were up 33% on a cash basis, and our portfolio occupancy was 97.2% as of June 30, 2015, up from 95.2% as of March 31, 2015. In addition, we continue to execute on a number of strategic initiatives aimed at enhancing stockholder value including: increasing our same-store cash NOI to $140 to $150 million within the next 12 to 18 months, selling certain non-core assets located outside of Manhattan, selectively pursuing joint venture opportunities on certain Manhattan assets, and opportunistically repurchasing up to $150 million of our common stock.”

Leasing Activity and Occupancy
Worldwide Plaza
In the second quarter 2015, NYRT signed three new office leases for its pro rata share of approximately 50,000 square feet at Worldwide Plaza, bringing the office occupancy rate to 100% at that asset. Additionally, during the second quarter 2015, NYRT signed a lease for its pro rata share of approximately 17,000 square feet for the health club at Worldwide Plaza, bringing the total occupancy at Worldwide Plaza to 99.8%.
1440 Broadway
NYRT executed a 34,000 square foot office lease with Gap as well as a lease with a national telecom provider.
229 West 36th Street
NYRT executed a lease for approximately 13,000 square feet on one of the two vacant suites at that property.

The portfolio occupancy was 97.2% as of June 30, 2015, compared to 95.2% at March 31, 2015, with a weighted-average remaining lease term of 9.5 years. As of August 6, 2015, portfolio occupancy remains at 97.2%.
Rental rates on replacement leases increased 33% on a cash basis and 27% on a GAAP basis. Additionally, tenant improvement costs and leasing commissions for replacement leases signed were $130.23 per square foot.

Financial Strength and Liquidity
NYRT’s combined total debt to enterprise value was 43% as of the end of the second quarter 2015. Enterprise value of $2.9 billion is based on the June 30, 2015 closing share price of $9.95, 167.7 million fully diluted shares outstanding and the quarter end total combined debt of $1.2 billion, which includes NYRT’s pro rata share of unconsolidated debt.
As of June 30, 2015, combined interest coverage was 3.1x based on Adjusted EBITDA. The weighted average interest rate on NYRT’s combined outstanding debt of $1.2 billion was 3.2% with an average remaining term of 4.1 years (4.6 years including extensions).

Dividends
During the second quarter of 2015, NYRT continued payment of monthly distributions of $0.038 per common share, representing an annualized distribution of $0.46 per share. Core FFO and AFFO payout ratios for the second quarter 2015 were 83% and 94%, respectively. In addition, NYRT announced distributions for July, August and September at the same rate of $0.038 per common share. Distributions are payable on July 15, 2015, August 14, 2015, and September 15, 2015, to shareholders of record at the close of business on July 8, 2015, August 7, 2015, and September 8, 2015, respectively. The July distribution was paid on July 15, 2015.

Corporate Governance
On June 22, 2015, NYRT announced the appointment of Randolph C. Read as Non-Executive Chairman of the Board at the NYRT annual stockholders meeting which was held that same day. Mr. Read, who has served as a director on the Board since December 2014, has over 35 years of leadership experience both as a senior executive and director of companies in the public and private sectors. He succeeded William M. Kahane, NYRT's former Executive Chairman, who will continue to serve as a director. Currently, the Board is comprised of four directors with three serving as independent directors.

Initiatives to Enhance Stockholder Value
In June 2015, in line with its commitment to maximize long-term stockholder value, NYRT announced that the Board authorized the Company to repurchase up to $150 million of NYRT common stock. Additionally, the Board authorized the engagement of Cushman & Wakefield and Holiday Fenoglio Fowler to explore the sale of certain of NYRT's non-core assets as part of the Company's efforts to focus on high quality Manhattan real estate generating consistent, stable returns and providing significant long-term capital appreciation opportunities.

Share Repurchase Program
Share repurchases may be made from time to time in the open market or in privately negotiated transactions, at management's discretion and in accordance with applicable securities laws. The timing of repurchases and the exact number of shares of common stock that may be repurchased will depend upon market conditions and other factors, including the availability of cash, compliance with the covenants in the NYRT's debt documents and safe harbor rules. NYRT expects to fund repurchases using excess cash from property sales, cash on hand, and cash generated from operations. As of June 30, 2015, NYRT had not repurchased any shares under the announced share repurchase program.

Conference Call
NYRT will host a conference call on August 7, 2015 at 10:00 a.m. ET to discuss financial and operating results for the second quarter 2015.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the “Investor Relations” section.
To listen to the live call, please go to NYRT's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website at www.nyrt.com.

Conference Call Details
Live Call
Dial In (Toll Free): 1-888-317-6003
International Dial In (Toll Free): 1-412-317-6061
Canada Dial In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 1458660

Conference Replay*
Domestic Dial In (Toll Free): 1-877-344-7529
International Dial In (Toll Free): 1-412-317-0088
Canada Dial In (Toll Free): 1-855-669-9658
Conference Number: 10069589
*Available one hour after the end of the conference call through November 6, 2015 at 9:00 a.m. ET.

Supplemental Schedules
NYRT has filed supplemental information packages with the Securities and Exchange Commission ("SEC") to provide additional disclosure and financial information for the benefit of NYRT’s various stakeholders. The supplemental package can be found under the “Presentations” tab in the Investor Relations section of NYRT’s website at www.nyrt.com and on the SEC website at www.sec.gov.

About NYRT
NYRT is a publicly traded REIT listed on the NYSE focused on acquiring commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.
The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2014, filed with the SEC on May 11, 2015, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:
Michael A. Happel	Andrew G. Backman	Anthony J. DeFazio
CEO & President	Managing Director	SVP of Public Relations
New York REIT, Inc.	Investor Relations / Public Relations	DDCworks
mhappel@nyrt.com	abackman@nyrt.com	tdefazio@ddcworks.com
(212) 415-6500	(917) 475-2135	(484) 342-3600

NEW YORK REIT, INC.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	June 30,	December 31,
	2015	2014
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$494,065	$494,065
Buildings, fixtures and improvements	1,247,070	1,235,918
Acquired intangible assets	156,657	158,383
Total real estate investments, at cost	1,897,792	1,888,366
Less accumulated depreciation and amortization	(166,680)	(124,178)
Total real estate investments, net	1,731,112	1,764,188
Cash and cash equivalents	27,486	22,512
Restricted cash	1,854	6,347
Investment securities, at fair value	3,563	4,659
Investments in unconsolidated joint venture	226,306	225,501
Preferred equity investment	—	35,100
Derivatives, at fair value	10	205
Tenant and other receivables	4,725	4,833
Unbilled rent receivables	39,055	30,866
Prepaid expenses and other assets	14,528	13,195
Deferred costs, net	13,010	13,429
Total assets	$2,061,649	$2,120,835
LIABILITIES AND EQUITY
Mortgage notes payable	$171,998	$172,242
Credit facility	635,000	635,000
Market lease intangibles, net	77,921	84,220
Derivatives, at fair value	1,751	1,276
Accounts payable, accrued expenses and other liabilities	29,160	27,850
Deferred rent	4,481	4,550
Dividends payable	48	20
Total liabilities	920,359	925,158
Common stock	1,626	1,622
Additional paid-in capital	1,402,791	1,401,619
Accumulated other comprehensive loss	(1,570)	(816)
Accumulated deficit	(309,669)	(255,478)
Total stockholders' equity	1,093,178	1,146,947
Non-controlling interests	48,112	48,730
Total equity	1,141,290	1,195,677
Total liabilities and equity	$2,061,649	$2,120,835

 NEW YORK REIT, INC.

Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Rental income	$32,130	$26,104	$64,661	$53,275
Hotel revenue	7,363	6,542	11,572	9,447
Operating expense reimbursements and other revenue	4,184	3,303	8,346	6,819
Total revenues	43,677	35,949	84,579	69,541
Operating expenses:
Property operating	10,098	8,304	21,067	17,162
Hotel operating	6,495	5,775	12,165	10,922
Operating fees to the Advisor	3,101	2,274	6,245	2,274
Acquisition and transaction related	96	11,577	221	11,646
Vesting of asset management fees	—	11,500	—	11,500
Change in fair value of listing promote	—	38,100	—	38,100
General and administrative	5,203	2,758	9,153	4,119
Depreciation and amortization	22,154	20,222	42,886	41,235
Total operating expenses	47,147	100,510	91,737	136,958
Operating loss	(3,470)	(64,561)	(7,158)	(67,417)
Other income (expenses):
Interest expense	(6,024)	(4,813)	(11,957)	(8,752)
Income (loss) from unconsolidated joint venture	570	948	805	(1,036)
Income from preferred equity investment, investment securities and interest	8	677	938	1,301
Gain (loss) on derivative instruments	—	1	(4)	1
Total other expenses	(5,446)	(3,187)	(10,218)	(8,486)
Net loss	(8,916)	(67,748)	(17,376)	(75,903)
Net loss attributable to non-controlling interests	257	511	518	510
Net loss attributable to stockholders	$(8,659)	$(67,237)	$(16,858)	$(75,393)

Basic and diluted net loss per share attributable to stockholders	$(0.05)	$(0.40)	$(0.10)	$(0.44)

NEW YORK REIT, INC.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(In thousands)

	Three Months Ended		Six Months Ended
(In thousands)	March 31, 2015	June 30, 2015	June 30, 2015
Net loss (in accordance with GAAP)	$(8,460)	$(8,916)	$(17,376)
Depreciation and amortization, net of adjustments related to joint ventures	20,723	22,144	42,867
Depreciation and amortization related to unconsolidated joint venture(1)	6,431	6,439	12,870
FFO	18,694	19,667	38,361
Acquisition and transaction-related expenses	125	96	221
Gain on sale of investment securities	(48)	—	(48)
Non-recurring other income	(158)	—	(158)
Non-recurring general and administrative expense(2)	500	1,500	2,000
Non-recurring straight-line rent bad debt expense	529	8	537
Non-cash compensation expense(3)	248	2,189	2,437
Core FFO	19,890	23,460	43,350
Plus:
Deferred financing costs	1,138	1,162	2,300
Seller free rent credit	3,679	872	4,551
Minus:
Amortization of market lease intangibles	(2,124)	(1,842)	(3,966)
Mark-to-market adjustments on derivatives	4	—	4
Straight-line rent	(5,870)	(2,856)	(8,726)
Straight-line ground rent	987	787	1,774
Leasing commissions - second generation	(3)	(3)	(6)
Building improvements - second generation	(9)	(51)	(60)
Proportionate share of straight-line rent related to unconsolidated joint venture	(714)	(773)	(1,487)
AFFO	$16,978	$20,756	$37,734
___________________________

(1)	Proportionate share of depreciation and amortization related to unconsolidated joint venture and amortization of difference in basis.

(2)	Represents our estimate of non-recurring audit fees.

(3)
During the second quarter 2015, NYRT began excluding equity-based compensation from its calculation of Core FFO as these non-cash expenses are volatile in nature due to fair value estimates relating to non-employee restricted share grants and the OPP. As a result of this change, NYRT reclassified these prior period amounts from its reconciliation to AFFO to its reconciliation to Core FFO.

NEW YORK REIT, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	March 31, 2015	June 30, 2015	June 30, 2015
Net loss (in accordance with GAAP)	$(8,460)	$(8,916)	$(17,376)
Acquisition and transaction related	125	96	221
Depreciation and amortization	20,732	22,154	42,886
Interest expense	5,933	6,024	11,957
Loss on derivatives	4	—	4
Adjustments related to unconsolidated joint venture(1)	11,264	11,324	22,588
Adjusted EBITDA	29,598	30,682	60,280
General and administrative	3,950	5,203	9,153
Asset management fee to affiliate	3,144	3,101	6,245
Income from preferred equity investment, investment securities and interest	(930)	(8)	(938)
Preferred return on unconsolidated joint venture	(3,851)	(3,894)	(7,745)
Proportionate share of other adjustments related to unconsolidated joint venture	1,883	1,905	3,788
NOI	33,794	36,989	70,783
Amortization of above/below market lease assets and liabilities	(2,124)	(1,842)	(3,966)
Straight-line rent	(5,341)	(2,848)	(8,189)
Straight-line ground rent	987	787	1,774
Proportionate share of adjustments related to unconsolidated joint venture	(714)	(773)	(1,487)
Cash NOI	26,602	32,313	58,915
Free rent	4,498	1,880	6,378
Adjusted Cash NOI	$31,100	$34,193	$65,293
_________________

(1)	Proportionate share of adjustments related to unconsolidated joint venture and amortization of difference in basis.

Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to our net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. In calculating FFO, Core FFO and AFFO, other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.
Core FFO is FFO, excluding acquisition and transaction related costs, equity-based compensation expenses, other costs that are considered to be non-recurring, such as gains on sales of securities and investments, non-recurring revenue, gains, losses and expenses related to the early extinguishment of debt and other non-recurring expenses. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to pay dividends or other amounts to our stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-recurring revenues and expenses, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains or losses on contingent valuation rights. We also exclude dividends on Class B units as the related shares are assumed to have converted to common stock in our calculation of fully diluted weighted average shares of common stock. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs and straight-line rent from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. Similarly, we include items such as free rent credits paid by sellers in our calculation of AFFO because these funds are paid to us during the free rent period and therefore improve our liquidity. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the ability to fund dividends or distributions in the future, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.
We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro-rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases.
Adjusted Cash NOI is Cash NOI after eliminating the effects of free rent.